UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 19, 2010

CHYRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Approval of Amendment to 2008 Long-Term Incentive Plan

At the 2010 Annual Meeting of Shareholders of Chyron Corporation (the “Registrant”) held on May 19, 2010, the shareholders of the Registrant approved, by the affirmative vote of a majority of the votes cast, a proposal to amend the Chyron Corporation 2008 Long-Term Incentive Plan (the “Long-Term Plan”) to increase the maximum number of shares of the Registrant’s common stock available for grant thereunder by 3,000,000 shares, from 2,000,000 shares to 5,000,000 shares, and to remove the provision for automatic annual grants of stock options to non-employee directors.  The Long-Term Plan, as amended, is attached hereto and is being filed pursuant to this Item 5.02 as Exhibit 99.1 to this Current Report on Form 8-K.

Adoption of Key Management Medium-Term Incentive Plan

At a meeting of the Registrant’s Board of Directors (the “Board”) held on May 19, 2010, following the 2010 Annual Meeting of Shareholders, the Board approved, based upon the recommendation of the Compensation Committee of the Board, a new Chyron Corporation Key Management Medium-Term Incentive Plan (the “Medium-Term Plan”). The Medium-Term Plan is designed to reward certain key members of management, including the registrant’s named executive officers (consisting of the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the Chief Operating Officer (“COO”)), for achievement of specified levels of revenue and operating income, before share-based compensation expense (collectively, the “financial targets”), as reported in its audited financial statements for the fiscal year ending December 31, 2012, or, if such financial targets are not achieved in 2012, for achievement of specified higher financial targets for the fiscal year ending December 31, 2013.  The financial targets under the Medium-Term Plan were set aggressively with a high level of difficulty for achievement; however, the Registrant and its Board consider the specific financial targets to be confidential information, the disclosure of which would cause the Registrant to experience competitive harm.

The Medium-Term Plan authorizes the award of up to 1,750,000 restricted stock units (“RSUs”) under the Registrant’s 2008 Long-Term Incentive Plan.  Of this amount, 1,426,250 RSUs will be awarded upon the Registrant’s filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the additional 3,000,000 shares under the Long-Term Plan approved at the 2010 Annual Meeting of Shareholders, and the remaining 323,750 RSUs are reserved for future awards to be allocated to additional key members of management or to the existing participants under the Medium-Term Plan.  Of the initial 1,426,250 RSUs to be awarded, the Registrant’s CEO is to be awarded 371,875 RSUs, the CFO is to be awarded 161,875 RSUs and the COO is to be awarded 236,250 RSUs.  Vesting of the RSUs will be contingent upon achievement of the financial targets specified in the Medium-Term Plan, with 50% of the RSUs to vest if the revenue target is achieved and 50% of the RSUs to vest if the target for operating income, before share-based compensation expense, is achieved.  In addition, the RSUs require the participants to be employed by the Registrant at the time of vesting and are subject to the other terms and conditions of the Medium-Term Plan and the Registrant’s 2008 Long-Term Incentive Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, the Registrant held its 2010 Annual Meeting of Shareholders.  A quorum of 12,124,886 shares of common stock of the Registrant (of a total of 15,914,437 shares outstanding as of the record date), or 76.2%, was represented at the Annual Meeting in person or by proxy, which was held to vote on the following three proposals:

(1)  To elect seven directors of the Registrant to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal.  The nominees for director are listed in the table below;

(2)  To approve a proposed amendment to the Chyron Corporation 2008 Long-Term Incentive Plan to increase the maximum number of shares of the Registrant’s common stock available for grant thereunder by 3,000,000 shares, from 2,000,000 shares to 5,000,000 shares, and to remove the provision for automatic annual grants of stock options to non-employee directors; and

(3)  To ratify the appointment of the Registrant’s independent registered public accounting firm, BDO Seidman, LLP, for the fiscal year ending December 31, 2010.

With respect to proposal 1, the name of each director elected at the meeting, and the final number of votes for and withheld, and the number of broker non-votes, were as follows:

Name of Director	For	Withheld	Broker Non-Vote
Susan Clark-Johnson	7,311,098	58,635	4,755,153
Peter F. Frey	7,303,836	65,897	4,755,153
Christopher R. Kelly	7,306,540	63,193	4,755,153
Roger L. Ogden	7,311,799	57,934	4,755,153
Robert A. Rayne	7,276,406	93,327	4,755,153
Michael I. Wellesley-Wesley	7,310,619	59,114	4,755,153
Michael C. Wheeler	7,309,988	59,745	4,755,153

            With respect to proposal 2, amendment of the Long-Term Plan, the final number of votes for, against and abstained, and the number of broker non-votes, were as follows:

For	Against	Abstain	Broker Non-Vote
6,748,912	603,906	16,915	4,755,153

With respect to proposal 3, ratification of BDO Seidman, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ended December 31, 2010, the final number of votes for, against and abstained, and the number of broker non-votes, were as follows:

For	Against	Abstain	Broker Non-Vote
11,919,395	61,216	144,275	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Chyron Corporation 2008 Long-Term Incentive Plan, as amended May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer
Date: May 25, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Chyron Corporation 2008 Long-Term Incentive Plan, as amended May 19, 2010.

4